    As filed with the Securities and Exchange Commission on December 12, 2001
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                             PARTY CITY CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware                                              22-3033692
     (State or other jurisdiction                           (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                                 400 Commons Way
                           Rockaway, New Jersey 07866
                                 (973) 983-0888

          (Address, including zip code, and telephone number, including area code, of principal executive offices)

                            ------------------------

               Party City Corporation Employee Stock Purchase Plan
                            (Full title of the plan)

                            ------------------------

                                Thomas E. Larson
          Senior Vice President, Chief Financial Officer and Secretary
                             Party City Corporation
                                 400 Commons Way
                           Rockaway, New Jersey 07866
                                 (973) 983-0888

       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ------------------------

                                    Copy to:
                             Steven J. Gartner, Esq.
                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                             New York, NY 10019-6099
                                 (212) 728-8000

                         CALCULATION OF REGISTRATION FEE
========================= ======================= ======================== ====================== =====================
 Title of securities to        Amount to be          Proposed maximum        Proposed maximum          Amount of
     be registered            registered (1)        offering price per      aggregate offering      registration fee
                                                         share (2)               price (2)
------------------------- ----------------------- ------------------------ ---------------------- ---------------------
Common Stock, $0.01 par
value per share                  250,000                  $6.38                 $1,593,750             $380.91
========================= ======================= ======================== ====================== =====================

(1) This Registration Statement covers 250,000 shares of the common stock, $0.01 par value per share (the "Common Stock") of Party City
         Corporation authorized to be offered and sold pursuant to the Party
         City Corporation Employee Stock Purchase Plan (the "Plan"). In addition, this Registration Statement covers an indeterminable number of additional shares as may hereafter be offered or issued pursuant to the Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without receipt of consideration.

(2) Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933 (the "Securities Act"). Because the purchase price for each offering period under the Plan will be based on the lesser of 85% of the fair market value of the Common Stock on the enrollment date or the exercise date, the calculation of the registration fee is based upon 85% of the average of the high and low sales prices of the Common Stock as reported by the Nasdaq National
         Market on December 5, 2001.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents, filed with the Securities and Exchange Commission (the "Commission") by Party City Corporation, a Delaware corporation (the "Company"), are incorporated by reference into the Registration Statement:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act");

          (b) The Company's Quarterly Report on Form 10-Q for the quarter ended September 29, 2001, filed pursuant to the Exchange Act;

          (c) The Company's Current Report on Form 8-K as filed with the Commission on August 6, 2001 pursuant to the Exchange Act; and

          (d) The description of the Common Stock, contained in the Company's Registration Statement on Form 8-A under the heading "Description of Registrant's Securities to be Registered," filed on February 23, 1996 pursuant to the Exchange Act, as updated in the Company's Registration Statement on Form S-1, under the heading "Description of Capital Stock," filed on April 11, 1997 pursuant to the Securities Act.

     In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4. DESCRIPTION OF SECURITIES

     Inapplicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Inapplicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Pursuant to the provisions of the Delaware General Corporation Law ("Delaware GCL"), the Company has adopted provisions in its Certificate of Incorporation and Bylaws which require the Company to indemnify its directors and officers to the fullest extent permitted by law, and eliminate the personal liability of its directors to the Company or its stockholders for monetary damages for breach of their duty of due care except (i) for any breach of the duty of loyalty; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; (iii) for liability under
Section 174 of the Delaware GCL (relating to certain unlawful dividends, stock repurchases or stock redemptions); or (iv) for any transaction from which the director derived any improper personal benefit. In addition, the Company's Certificate of Incorporation and Bylaws require the Company to indemnify its directors and officers, permit the Company to insure its directors and officers and permit the Company to indemnify or insure its employees or agents to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary, except that the Company shall not be obligated to advance expenses or to indemnify any such person (i) with respect to proceedings, claims or actions initiated or brought voluntarily by any such person and not by way of defense, (ii) for any amounts paid in settlement of an action indemnified against by the Company without the prior written consent of the Company, or (iii) in connection with any event in which the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Company.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

     Inapplicable.

Item 8. EXHIBITS

Exhibit No.                                 Description of Exhibits
-----------                                 -----------------------

     5 Opinion of Willkie Farr & Gallagher regarding the legality of the securities being registered.

     23.1           Consent of Deloitte & Touche LLP.

     23.2           Consent of Willkie Farr & Gallagher (included in Exhibit 5).

     24             Power of Attorney (reference is made to the signature page).

Item 9. UNDERTAKINGS

     1. The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockaway, State of New Jersey on the 12th day of December, 2001.

                                       PARTY CITY CORPORATION


                                       By: /s/ Thomas E. Larson
                                           -------------------------------------
                                           Thomas E. Larson
                                           Senior Vice President,
                                           Chief Financial Officer and Secretary

                                POWER OF ATTORNEY

     Each of the undersigned officers and directors of Party City Corporation hereby severally constitutes and appoints Thomas E. Larson as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this Registration Statement, any subsequent Registration Statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


                   Name                              Title                             Date
                   ----                              -----                             ----

By:   /s/ James Shea                     Chief Executive Officer and            December 12, 2001
      ------------------------------     Director (principal executive
          James Shea                     officer)


By:   /s/ Thomas E. Larson               Senior Vice President,                 December 12, 2001
      ------------------------------     Chief Financial Officer and
          Thomas E. Larson               Secretary (principal financial
                                         and accounting officer)


By:   /s/ Ralph D. Dillon                Non-Executive Chairman                 December 8, 2001
      -------------------------------    of the Board
          Ralph D. Dillon


By:   /s/ Jack Futterman                 Director                               December 12, 2001
      --------------------------------
          Jack Futterman


By:   /s/ Michael A. Gatto               Director                               December 12, 2001
      -------------------------------
          Michael A. Gatto


By:   /s/ L. R. Jalenak, Jr.             Director                               December 12, 2001
      ---------------------------------
          L.R. Jalenak, Jr.





By:   /s/ Howard Levkowitz               Director                               December 12, 2001
      -----------------------------
          Howard Levkowitz


By:   /s/ Nancy Pedot                    Director                               December 10, 2001
      ------------------------------
          Nancy Pedot


By:   /s/ Walter J. Salmon               Director                               December 11, 2001
      ------------------------------
          Walter J. Salmon


By:   /s/ Michael Tennenbaum             Director                               December 12, 2001
      ---------------------------
          Michael Tennenbaum

                                INDEX TO EXHIBITS



Exhibit No.       Description of Exhibit
-----------       ----------------------

    5 Opinion of Willkie Farr & Gallagher regarding the legality of the securities being registered.

   23.1           Consent of Deloitte & Touche LLP.

   23.2           Consent of Willkie Farr & Gallagher (included in Exhibit 5).

   24             Power of Attorney (reference is made to the signature page).